Exhibit 2

DEVELOPMENT BANK OF JAPAN

CONSENT OF AUDITORS

We hereby consent to the inclusion of our report in the Annual Report on Form 18-K of the Development Bank of Japan for the year ended March 31, 2003 and to the reference to us under the heading “Financial Statements of Development Bank of Japan and Auditors” in such report.

We also consent to the incorporation by reference of such report and reference in the prospectus included in the Registration Statement of the Development Bank of Japan.

/s/ Masataka Ito
MASATAKA ITO

/s/ Shigeru Kobayashi
SHIGERU KOBAYASHI

Auditors
Development Bank of Japan

October 29, 2003